Exhibit 99.1

	One Marina Boulevard, #28-00 Singapore 018989	65.6890.7188 Main www.flextronics.com

PRESS RELEASE

Warren Ligan
Senior Vice President, Investor Relations
+1.408.576.7172
investor_relations@flextronics.com
Renee Brotherton
Vice President, Corporate Communications
+1.408.576.7189
renee.brotherton@flextronics.com
FLEXTRONICS ANNOUNCES RECORD SECOND QUARTER RESULTS
Record second quarter net sales increased 59% to $8.9 billion
Record second quarter adjusted EPS increased 17% to $0.28
Company repurchased approximately 30 million shares
Singapore, October 23, 2008 – Flextronics (NASDAQ: FLEX) today announced results for its second quarter ended September 26, 2008 as follows:

(US$ in millions, except EPS)	Three Month Periods Ended		Six Month Periods Ended
	September 26,	September 28,	September 26,	September 28,
	2008	2007	2008	2007
Net sales	$8,863	$5,557	$17,213	$10,714
GAAP operating income	$159	$161	$364	$295
Adjusted operating income (1)	$295	$172	$575	$325
GAAP net income	$38	$121	$169	$228
Adjusted net income (1)	$230	$146	$457	$280
GAAP EPS	$0.05	$0.20	$0.20	$0.37
Adjusted EPS (1)	$0.28	$0.24	$0.55	$0.46

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedule II attached to this press release.
Second Quarter Results
Net sales for the second quarter ended September 26, 2008 increased 59% to $8.9 billion, which represents an increase of $3.3 billion over the year ago quarter. Adjusted operating profit for the second quarter ended September 26, 2008 increased 72% over the year ago quarter to $295 million, while adjusted operating margin improved 20 basis points to 3.3%. Adjusted net income for the second quarter ended September 26, 2008 increased 57% over the year ago quarter to $230 million, while adjusted EPS increased 17% to $0.28.
“We are pleased with our execution this past quarter, especially given the challenging economic environment,” said Mike McNamara, chief executive officer of Flextronics. “Highlights of the quarter included revenue growth in all of our market segments, new product and customer wins, increased diversification in our customer base, improved SG&A and operating efficiencies, and the repurchase of 30 million, or approximately four percent, of our outstanding shares.”

	One Marina Boulevard, #28-00 Singapore 018989	65.6890.7188 Main www.flextronics.com

PRESS RELEASE
During the second quarter ended September 26, 2008, Flextronics repurchased approximately 30 million ordinary shares. Flextronics’ shareholders reauthorized the repurchase of up to 10% of outstanding shares at the Company’s annual general meeting on September 30, 2008. As of September 26, 2008, there were approximately 809 million shares outstanding.
During the second quarter ended September 26, 2008, the Company recognized $129 million in charges primarily for provisions for doubtful accounts receivable, the write-down of inventory and recognition of associated contractual obligations for some customers that have become distressed due to the worsening global credit market conditions.
Guidance
For the third quarter ending December 31, 2008, revenue is expected to be in the range of $8.0 billion to $9.0 billion and adjusted EPS is expected to be in the range of $0.21 – $0.27 per share.
GAAP earnings per share are expected to be lower than the guidance provided herein by approximately $0.06 per diluted share for quarterly intangible amortization and stock-based compensation expense.
Conference Calls and Web Casts
A conference call hosted by Flextronics’s management will be held today at 2:30 p.m. PDT to discuss the Company’s financial results for the second quarter ended September 26, 2008. Additionally, Flextronics will host its annual analyst and investor meeting on Tuesday, November 18, 2008 in New York City.
Both events will be broadcast via the Internet and may be accessed by logging on to the Company’s website at www.flextronics.com. Additional information in the form of slide presentations may also be found on the Company’s site. Replays of the broadcasts will remain available on the Company’s website afterwards.
Minimum requirements to listen to the broadcast are Microsoft Windows Media Player software (free download at http://www.microsoft.com/windows/windowsmedia/download/default.asp) and at least a 28.8 Kbps bandwidth connection to the Internet.
About Flextronics
Headquartered in Singapore (Singapore Reg. No. 199002645H), Flextronics is a leading Electronics Manufacturing Services (EMS) provider focused on delivering complete design, engineering and manufacturing services to automotive, computing, consumer digital, industrial, infrastructure, medical and mobile OEMs. With the acquisition of Solectron, pro forma fiscal year 2008 revenues were more than US$33.6 billion. Flextronics helps customers design, build, ship, and service electronics products through a network of facilities in 30 countries on four continents. This global presence provides design and engineering solutions that are combined with core electronics manufacturing and logistics services, and vertically integrated with components technologies, to optimize customer operations by lowering costs and reducing time to market. For more information, please visit www.flextronics.com.
# # #
This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to future expected revenues and earnings per share. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include that future revenues and earnings may not be achieved as expected; potential impairment of our intangible assets, including goodwill; the risks to our particular electronics and technology sector of economic instability and a slowdown in consumer spending, particularly given the current economic slowdown; the effects of customer or supplier bankruptcies or insolvency; the effects that current credit and market conditions could have on the liquidity and financial condition of customers or suppliers, including any impact on their ability to meet contractual obligations to us on terms and conditions previously negotiated; our dependence on industries that continually produce technologically advanced products with short life cycles; our ability to respond to changes in economic trends, to fluctuations in demand for customers’ products and to the short-term nature of customers’ commitments; competition in our industry, particularly from ODM suppliers in Asia; our dependence on a small number of customers for the majority of our sales and our reliance on strategic relationships with major customers; the challenges of effectively managing our operations, including our ability to manage manufacturing processes, control costs and manage changes in our operations; the challenges of integrating acquired companies and assets; not obtaining anticipated new customer programs, or that if we do obtain them, that they may not contribute to our revenue or profitability as expected or at all; our ability to utilize available and recently expanded manufacturing capacity; the risk of future restructuring charges that could be material to our financial condition and results of operations; our ability to design and quickly introduce world-class components products that

	One Marina Boulevard, #28-00 Singapore 018989	65.6890.7188 Main www.flextronics.com

PRESS RELEASE
offer significant price and/or performance advantages over competitive products; the impact on our margins and profitability resulting from substantial investments and start-up and integration costs in our components, design and ODM businesses; production difficulties, especially with new products; changes in government regulations and tax laws, including any effects related to the expiration of tax holidays; not realizing expected returns from our retained interests in divested businesses; our exposure to potential litigation relating to intellectual property rights, product warranty and product liability; our dependence on the continued trend of outsourcing by OEMs; supply shortages of required electronic components; the challenges of international operations, including fluctuations in exchange rates beyond hedged boundaries leading to unexpected charges; our dependence on our key personnel; and our ability to comply with environmental laws. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Form 10-K, 10-Q and 8-K that we file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and Flextronics assumes no obligation to update these forward-looking statements.

	One Marina Boulevard, #28-00 Singapore 018989	65.6890.7188 Main www.flextronics.com

P R E S S R E L E A S E
SCHEDULE I
FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Month Periods Ended		Six Month Periods Ended
	September 26,	September 28,	September 26,	September 28,
	2008	2007	2008	2007
GAAP:
Net sales	$8,862,516	$5,557,099	$17,212,762	$10,714,125
Cost of sales	8,445,055	5,243,318	16,312,217	10,109,772
Restructuring charges	—	—	26,317	9,753

Gross profit	417,461	313,781	874,228	594,600

Selling, general and administrative expenses	258,687	152,551	507,313	299,139
Restructuring charges	—	—	2,898	921

Operating income	158,774	161,230	364,017	294,540

Intangible amortization	50,317	13,711	75,563	30,386
Interest and other expense, net	59,926	16,169	99,550	22,428

Income before income taxes	48,531	131,350	188,904	241,726

Provision for income taxes	10,059	10,412	20,120	13,841

Net income	$38,472	$120,938	$168,784	$227,885

EPS:
GAAP	$0.05	$0.20	$0.20	$0.37

Non-GAAP	$0.28	$0.24	$0.55	$0.46

Diluted shares used in computing per share amounts	830,030	616,416	835,279	615,979

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures.

One Marina Boulevard, #28-00 Singapore 018989	65.6890.7188 Main www.flextronics.com
PRESS RELEASE
SCHEDULE II
FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In thousands, except per share amounts)
(unaudited)

		Three Month Periods Ended				Six Month Periods Ended
		September 26,	% of	September 28,	% of	September 26,	% of	September 28,	% of
		2008	Sales	2007	Sales	2008	Sales	2007	Sales

GAAP gross profit		$417,461	4.7%	$313,781	5.6%	$874,228	5.1%	$594,600	5.5%
Stock-based compensation expense		2,290		1,470		4,589		2,469
Distressed customer charges	(2)	96,700		—		96,700		—
Restructuring and other charges	(3)	—		—		47,821		9,753

Non-GAAP gross profit		$516,451	5.8%	$315,251	5.7%	$1,023,338	5.9%	$606,822	5.7%

GAAP SG&A expenses		$258,687	2.9%	$152,551	2.7%	$507,313	2.9%	$299,139	2.8%
Stock-based compensation expense		16,340		9,128		29,401		16,854
Distressed customer charges	(2)	20,686		—		20,686		—
Restructuring and other charges	(3)	—		—		8,700		—

Non-GAAP SG&A expenses		$221,661	2.5%	$143,423	2.6%	$448,526	2.6%	$282,285	2.6%

GAAP operating income		$158,774	1.8%	$161,230	2.9%	$364,017	2.1%	$294,540	2.7%
Stock-based compensation expense		18,630		10,598		33,990		19,323
Distressed customer charges	(2)	117,386		—		117,386		—
Restructuring and other charges	(3)	—		—		59,419		10,674

Non-GAAP operating income		$294,790	3.3%	$171,828	3.1%	$574,812	3.3%	$324,537	3.0%

GAAP net income		$38,472	0.4%	$120,938	2.2%	$168,784	1.0%	$227,885	2.1%
Stock-based compensation expense		18,630		10,598		33,990		19,323
Distressed customer charges	(2)	129,323		—		129,323		—
Restructuring and other charges	(3)	—		—		63,097		10,674
Intangible amortization		50,317		15,139		75,563		33,344
Other	(4)	—		—		—		(9,309)
Adjustment for taxes		(7,217)		(584)		(14,241)		(1,545)

Non-GAAP net income		$229,525	2.6%	$146,091	2.6%	$456,516	2.7%	$280,372	2.6%

GAAP provision for income taxes		$10,059	0.1%	$10,412	0.2%	$20,120	0.1%	$13,841	0.1%
Restructuring and other charges		—		—		4,676		—
Intangible amortization		7,217		584		9,565		1,545

Non-GAAP provision for income taxes		$17,276	0.2%	$10,996	0.2%	$34,361	0.2%	$15,386	0.1%

EPS:
GAAP		$0.05		$0.20		$0.20		$0.37

Non-GAAP		$0.28		$0.24		$0.55		$0.46

See the accompanying notes on Schedule IV attached to this press release.

	One Marina Boulevard, #28-00 Singapore 018989	65.6890.7188 Main www.flextronics.com

PRESS RELEASE
SCHEDULE III
FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 26, 2008	March 31, 2008
ASSETS

Current Assets:
Cash and cash equivalents	$1,700,907	$1,719,948
Accounts receivable, net	3,338,376	3,550,942
Inventories	4,534,524	4,118,550
Other current assets	1,091,766	923,497

	10,665,573	10,312,937

Property and equipment, net	2,587,801	2,465,656
Goodwill and other intangibles, net	6,276,537	5,876,741
Other assets	747,095	869,581

	$20,277,006	$19,524,915

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Bank borrowings, current portion of long-term debt and capital lease obligations	$18,328	$28,591
Zero Coupon Convertible Junior Subordinated Notes due 2009(5)	195,000	—
Accounts payable	6,017,160	5,311,337
Other current liabilities	2,071,453	2,061,087

Total current liabilities	8,301,941	7,401,015

Long-term debt, net of current portion:
Acquisition Term Loan due 2012 and 2014	1,704,943	1,709,256
6 1/2 % Senior Subordinated Notes due 2013	399,622	399,622
6 1/4 % Senior Subordinated Notes due 2014	402,090	402,090
1 % Convertible Subordinated Notes due 2010	499,998	500,000
Zero Coupon Convertible Junior Subordinated Notes due 2009(5)	—	195,000
Other long-term debt and capital lease obligations	222,798	182,369
Other liabilities	638,534	571,119

Total shareholders’ equity	8,107,080	8,164,444

	$20,277,006	$19,524,915

	One Marina Boulevard, #28-00 Singapore 018989	65.6890.7188 Main www.flextronics.com

PRESS RELEASE
SCHEDULE IV
FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(1)	To supplement Flextronics’ unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude, among other items, stock-based compensation expense, restructuring charges, intangible amortization, gains or losses on divestitures, financially distressed customer charges and certain other items. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flextronics’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flextronics’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of Company performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analyses;

•	a better understanding of how management plans and measures the Company’s underlying business; and

•	an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.
The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:
Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options and unvested share bonus awards granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact the application of SFAS 123R has on its operating results.

Restructuring charges include severance, impairment, lease termination, exit costs and other charges primarily related to the closures and consolidations of various manufacturing facilities. These costs may vary in size based on the Company’s acquisition and restructuring activities, are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends, and are therefore excluded by the Company from its non-GAAP measures.

Distressed customer charges are comprised of additional provisions for doubtful accounts receivable, inventory and related obligations for customers that are experiencing significant financial difficulties. These costs are not expected to be related to ongoing business results and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing its current operating performance and forecasting its earnings trends, and accordingly, are excluded by the Company from its non-GAAP measures.

	One Marina Boulevard, #28-00 Singapore 018989	65.6890.7188 Main www.flextronics.com

PRESS RELEASE
Intangible amortization consists of non-cash charges that can be impacted by the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Other charges or gains consist of various other types of items that are not directly related to ongoing or core business results, such as integration costs associated with restructuring activities undertaken in connection with various business acquisitions, executive separation costs and cumulative foreign exchange adjustments to the cost basis of international entities that have been divested or liquidated. We exclude these items because they are not related to the Company’s ongoing operational performance or do not affect core operations. Excluding these amounts provide investors with a basis to compare Company performance against the performance of other companies without this variability.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income.
(2)	During the three and six-month periods ended September 26, 2008, the Company recognized charges primarily for provisions for doubtful accounts receivable, the write-down of inventory and recognition of associated contractual obligations associated with certain customers that are currently experiencing significant financial and liquidity difficulties. The Company also recognized charges primarily for the write-down of an investment in one of these customers, which is included in interest and other expense, net for the same periods.
(3)	During the six-month period ended September 26, 2008, the Company recognized charges primarily relating to restructuring and integration activities initiated by the Company in an effort to consolidate and integrate the Company’s global capacity and infrastructure as a result of its acquisition of Solectron Corporation. These activities, which included closing, consolidating and relocating certain manufacturing and administrative operations, elimination of redundant assets and reducing excess workforce and capacity, were intended to optimize the company’s operational efficiency post acquisition.

During the six-month period ended September 28, 2007 the Company recognized restructuring charges for costs related to employee termination costs in Europe.
(4)	During the six-month period ended September 28, 2007 the Company recognized net foreign exchange gains in connection with the divestiture of a certain international entity.
(5)	As of September 26, 2008 the Company’s Zero Coupon Convertible Junior Subordinated Notes due July 2009 are classified as a current obligation.